UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EMPRO GROUP INC

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Empro Group Inc

21, Jalan 15/23, Tiong Nam Industry Park

40200 Shah Alam

Selangor, Malaysia

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-282155

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the ordinary shares of Empro Group Inc, a Cayman Islands exempted company with limited liability (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Share Capital” in the prospectus constituting a part of the Registration Statement on Form F-1 initially filed by the Registrant with the Securities and Exchange Commission on September 16, 2024 (Registration No. 333-282155), as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Empro Group Inc

By:	/s/ Yeoh Chee Wei
Name:	Yeoh Chee Wei
Title:	Chief Executive Officer

Date: July 1, 2025